UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 30, 2010

Valpey-Fisher Corporation

 (Exact Name of Registrant as Specified in Charter)

Maryland	1-4184	06-0737363
(State or other jurisdiction	Commission File	(IRS Employer
of incorporation)	Number	Identification Number)

75 South Street, Hopkinton, MA	01748
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (508) 435-6831

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]  Written communications pursuant to Rule 425 under the Securities Act.
[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act.
[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.
[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 2.03.   Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

On December 30, 2010, Valpey-Fisher Corporation (“the Company”) entered into a Loan Agreement and Security Agreement with Middlesex Savings Bank (“Bank”).  The Loan Agreement provides for a $1,000,000 Revolving Loan and a $1,000,000 Revolving Equipment Loan.  The Revolving Loan bears interest at the higher of the Bank’s base rate or 4%.  The Revolving Equipment Loan provides for a 3 year to 5 year term option at the election of the Company with an interest rate between 5.5% and 5.75% depending on the term.  The Loans are secured by accounts receivable, inventory and equipment.

Copies of the Loan Agreement, Security Agreement, Revolving Note and Revolving Equipment Note are attached as Exhibits 4.1 through 4.4 to this Current Report on Form 8-K.

The foregoing description of the agreements does not purport to be complete and is qualified in its entirety by reference to the full text of each such agreement, which is incorporated herein by reference to the exhibits attached hereto.

Item 9.01.   Financial Statements and Exhibits.

(d)	Exhibits

	Exhibit No.	Description

	4.1	Loan Agreement dated as of December 30, 2010 among Valpey-Fisher Corporation, as Borrower, the Guarantors from time to time part hereto and Middlesex Savings Bank, as Lender

	4.2	Security Agreement among Valpey-Fisher Corporation as Borrower, The Guarantors Party hereto and Middlesex Savings Bank as Secured Party Dated as of December 30, 2010

	4.3	$1,000,000 Revolving Note dated December 30, 2010 issued by Valpey-Fisher Corporation to Middlesex Savings Bank

	4.4	$1,000,000 Revolving Equipment Note dated December 30, 2010 issued by Valpey-Fisher Corporation to Middlesex Savings Bank

Signature

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Valpey-Fisher Corporation

Date: January 5, 2011	By:	/s/ Michael J. Kroll

Michael J. Kroll
Vice President, Treasurer and
Chief Financial Officer